UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NGFC Equities, Inc.

(Exact name of registrant as specified in its charter)

Florida

46-3914127

(State of incorporation or organization)

(I.R.S. Employer Identification No.)

45 Almeria Avenue,

Coral Gables, FL 33134

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class

Name of each exchange on which

to be so registered

    each class is to be registered

N/A

N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock

(Title of class)

Securities Act registration statement file number to which this form relates: 333-192590

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.0001 per share, of NGFC Equities, Inc. (the “ Registrant ”) to be registered hereunder is set forth under the caption “Description of Securities” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-192590 (the “ Registration Statement ”), initially filed with the U.S. Securities and Exchange Commission on November 27, 2013, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1

Registration Statement on Form S-1 (File No. 333-192590), filed with the Securities and Exchange Commission on November 27, 2013 (incorporated herein by reference), as amended by Post- Effective Amendments No. 1 to No.6, with Amendment No.6 filed with the Securities and Exchange Commission on January 27, 2015.

2	Articles of Incorporation of Natural Gas Fueling and Conversion Inc. (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 27, 2013).
3	Amended and Restated Articles of Incorporation of NGFC Equities, Inc. (filed as Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on February 25, 2015.

4	Bylaws of Natural Gas Fueling and Conversion Inc. (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 27, 2013).
5	Amended and Restated Bylaws of NGFC Equities, Inc. (filed as Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on February 25, 2015.
6	Code of Business Conduct and Ethics of Natural Gas Fueling and Conversion Inc. (filed as Exhibit 14.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 27, 2013).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NGFC Equities Inc.

By: /s/ I. Andrew Weeraratne

Name: I. Andrew Weeraratne

Title: Chief Executive Officer

Date: June 23, 2015

Endnotes